Exhibit 10.149

NOTICE TO 2014 and 2015 RESTRICTED STOCK AWARD HOLDERS UNDER
THE SECOND AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN
The Compensation Committee, in accordance with the terms of the Second Amended and Restated 2006 Long Term Incentive Plan (the “Plan”), has determined to amend restricted stock awards granted under the Plan to modify the definition of “Change in Control Termination” and to clarify certain other language in the award agreement. These changes are for the benefit of holders and do not adversely affect your rights. Therefore, no signature is necessary to make this amendment effective. Please retain a copy of this notice and amendment for your records.
AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT UNDER 2006 LTIP
This Amendment, dated as of (____), between ITC Holdings Corp. (the “Company”) and the Employee. Each Restricted Stock Award Agreement granted to Employee in 2014 and 2015 under the Second Amended and Restated 2006 Long Term Incentive Plan is hereby amended as set forth below.
1.    Section 2(b) is amended by adding the word “Termination” after the words “Change in Control”.
2.    Section 2(d) is amended and restated in its entirety as follows:
(d) A “Change in Control Termination” shall mean a termination of the Employee’s employment by the Company without “Cause” or, if the Employee is a party to a written employment agreement with the Company, by the Employee for “Good Reason” (as defined in such agreement as in effect from time to time), which termination occurs after:
(i)    the execution of an agreement to which the Company is a party pursuant to which a Change in Control has occurred or will occur (upon consummation of the transactions contemplated by such agreement) but, if a Change in Control has occurred pursuant thereto, not more than two years after such Change in Control, and if a Change in Control has not yet occurred pursuant thereto, while such agreement remains executory; or
(ii)    the occurrence of a Change in Control not pursuant to an agreement with the Company, but not more than two years thereafter.
3.    Section 6 is amended by adding the word “Award” after the words “Restricted Stock” in the first line and by adding the following at the end of Section 6:
; provided, however, that in accordance with Section 10.3 of the Plan, the Restricted Stock granted pursuant to the Restricted Stock Award may be transferred, sold, assigned, pledged, hypothecated or otherwise alienated when vested in accordance with Section 2 hereof.